  FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Second Quarter 2018 Results and Updates Full Year 2018 Guidance

•	Net new business of $670.0 million; Net book-to-bill of 1.30

•	$722.8 million of revenue; 35.4% growth at actual foreign exchange rates and 34.2% growth on a constant currency basis

•
$575.0 million of revenue excluding the impact of ASC 606; 25.6% actual growth and 12.9% organic growth at actual foreign exchange rates; 24.4% growth and 11.7% organic growth on a constant currency basis

•	GAAP net income per diluted share of $0.64 and GAAP net income of $42.0 million

•	Adjusted net income per diluted share was $1.00 and adjusted net income was $66.1 million

•
Updating full year 2018 revenue guidance between $2.87 billion and $2.92 billion, GAAP net income per diluted share between $2.92 and $3.02, and Adjusted Net Income per diluted share between $4.13 and $4.23

RALEIGH, N.C., August 1, 2018-- PRA Health Sciences, Inc. (“PRA,” "we," "us" or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended June 30, 2018.

For the three months ended June 30, 2018, revenue was $722.8 million, which represents growth of 35.4%, or $189.1 million, compared to the second quarter of 2017 at actual foreign exchange rates. On a constant currency basis, revenue grew $182.3 million, an increase of 34.2% compared to the second quarter of 2017. On January 1, 2018, the Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers,” or ASC 606, using the modified retrospective method for all contracts that were not completed as of January 1, 2018. The prior periods were not restated under this guidance and remain as previously reported. The primary impact of applying this new guidance on our statement of operations is that (i) we now recognize reimbursements from our customers for payments to investigators as revenue, whereas these payments and costs were previously recorded on a net basis, and (ii) we include all reimbursed costs in the total project costs when measuring our progress under our research contracts instead of recording these amounts on a separate basis.

The impact of the adoption of ASC 606 on the Company’s revenue is summarized below:

	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
	As Reported	Reclassification from adoption of ASC 606	Impact from adoption of ASC 606	Balances without adoption of ASC 606
Revenue:
Revenue:	$722,841	$(658,263)	$(64,578)	$—	$—

Service revenue	—	574,981	—	574,981	457,942
Reimbursement revenue	—	83,282	—	83,282	75,782
Total revenue	$722,841	$—	$(64,578)	$658,263	$533,724

Excluding the impact of the adoption of ASC 606 and reimbursement revenue, revenue increased $117.0 million, which represents growth of 25.6% at actual foreign exchange rates and 24.4% on a constant currency basis. Organic revenue growth, excluding the adoption of ASC 606, reimbursement revenue and $58.1 million of revenue attributable to our Data Solutions segment, was 12.9% at actual foreign exchange rates and 11.7% on a constant currency basis.

Net new business for our Clinical Research segment for the quarter ended June 30, 2018 was $670.0 million, representing a net book-to-bill ratio of 1.30 for the period. Our calculation of the net book-to-bill ratio excludes the revenue impact of adopting ASC 606, excludes reimbursement revenue and excludes revenue from our Data Solutions segment. Net new business during the quarter contributed to an ending backlog of $3.9 billion at June 30, 2018.

"I am pleased with our second quarter performance, which included double-digit revenue, earnings and net new business growth when compared to the second quarter of 2017" said Colin Shannon, PRA’s Chief Executive Officer. “We continue to stay focused on our client deliverables and our strategic objectives. We are pleased to continue to add new clients and believe we are well-positioned to drive future growth."

Direct costs were $381.7 million during the three months ended June 30, 2018 compared to $300.6 million for the second quarter of 2017. The increase in direct costs was primarily due to an increase in labor-related costs of $36.4 million in our Clinical Research segment as we continue to hire billable staff to ensure appropriate staffing levels for our current studies and our future growth. In addition, our Data Solutions segment resulted in $41.6 million of incremental direct costs when compared to the second quarter of 2017. We also had an unfavorable impact of $5.3 million from fluctuation in foreign currency exchange rates during the three months ended June 30, 2018. Excluding the impact of the adoption of ASC 606 and reimbursement revenue, direct costs were 66.4% of revenue during the second quarter of 2018 compared to 65.6% of revenue during the second quarter of 2017.

Selling, general and administrative expenses were $91.2 million during the three months ended June 30, 2018 compared to $76.2 million for the second quarter of 2017. Excluding the impact of the adoption of ASC 606 and reimbursement revenue, selling, general and administrative costs were 15.9% of revenue during the second quarter of 2018 compared to 16.6% of revenue during the second quarter of 2017.

GAAP net income was $42.0 million for the three months ended June 30, 2018, or $0.64 per share on a diluted basis, compared to GAAP net income of $29.5 million for the three months ended June 30, 2017, or $0.45 per share on a diluted basis.

EBITDA was $102.6 million for the three months ended June 30, 2018, representing an increase of 55.9% compared to the second quarter of 2017. Adjusted EBITDA was $109.7 million for the three months ended June 30, 2018, representing growth of 28.5% compared to the second quarter of 2017.

Adjusted net income was $66.1 million for the three months ended June 30, 2018, representing 27.8% growth compared to the second quarter of 2017. Adjusted net income per diluted share was $1.00 for the three months ended June 30, 2018, representing 26.6% growth compared to the second quarter of 2017.

A reconciliation of our non-GAAP measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per diluted share and our 2018 guidance, to the corresponding GAAP measures is included in this press release.

First Half 2018 Financial Highlights

For the six months ended June 30, 2018, revenue was $1,424.7 million, which represents growth of 39.5%, or $403.2 million, compared to the six months ended June 30, 2017 at actual foreign exchange rates. On a constant currency basis, revenue grew $380.6 million, representing growth of 37.3% compared to the six months ended June 30, 2017.

The impact of the adoption of ASC 606 on the Company’s revenue for the six months ended June 30, 2018 is summarized below:

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	As Reported	Reclassification from adoption of ASC 606	Impact from adoption of ASC 606	Balances without adoption of ASC 606
Revenue	$1,424,678	$(1,294,624)	$(130,054)	$—	$—

Service revenue	—	1,134,901	—	1,134,901	885,022
Reimbursement revenue	—	159,723	—	159,723	136,462
Total revenue	$1,424,678	$—	$(130,054)	$1,294,624	$1,021,484

Excluding the impact of the adoption of ASC 606 and reimbursement revenue, revenue increased $249.9 million, which represents growth of 28.2% at actual foreign exchange rates and 26.4% on a constant currency basis. Organic revenue growth, excluding the adoption of ASC 606, reimbursement revenue and $114.9 million of revenue attributable to our Data Solutions segment, was 15.3% at actual foreign exchange rates and 13.4% on a constant currency basis.

Reported GAAP income from operations was $145.7 million, reported GAAP net income was $81.0 million and reported GAAP net income per diluted share was $1.22 for the six months ended June 30, 2018.

Adjusted Net Income was $122.3 million for the six months ended June 30, 2018, an improvement of 32.8% compared to the same period in 2017. Adjusted Net Income per diluted share was $1.85 for the six months ended June 30, 2018, up 32.1% compared to the same period in 2017.

Guidance

The Company is updating its full year 2018 revenue guidance to between $2.87 billion and $2.92 billion, representing as reported growth of 47% to 50%, constant currency growth of 18% to 20% excluding the impact of adopting 606 and reimbursement revenue, and constant currency organic growth of 10% to 12% excluding the impact of adopting 606 and reimbursement revenue. We expect GAAP net income per diluted share to between $2.92 and $3.02 and Adjusted Net Income per diluted share to between $4.13 and $4.23. We continue to anticipate an annual effective income tax rate estimate of approximately 24%, which includes the expected impact of the U.S. Tax Cuts and Jobs Act. Our effective tax rate may differ from this estimate, due to, among other things, changes to estimates of the geographic allocation of our pre-tax income as well as changes in interpretations, analysis, and additional guidance that may be issued by regulatory agencies as it relates to the U.S. Tax Cuts and Jobs Act.

Our guidance assumes a EURO rate of 1.20 and a GBP rate of 1.37. All other foreign currency exchange rates are as of June 30, 2018.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on August 2, 2018, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 9692658. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investors.prahs.com. A replay of the conference call will be available online at investors.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 9692658.

Additional Information

A financial supplement with second quarter 2018 results, which should be read in conjunction with this press release, may be found in Investor Relations section of our website at investors.prahs.com in a document titled “Q2 2018 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is a full service global contract research organization, providing a broad range of product development and data solution services to pharmaceutical and biotechnology companies around the world. PRA’s integrated services include data management, statistical analysis, clinical trial management, and regulatory and drug development consulting. PRA’s global operations span more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East, and over 15,800 employees worldwide. Since 2000, PRA has participated in approximately 3,700 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 75 drugs. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the "Investor Relations" section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell
Solebury Trout
Managing Director
203.428.3213
InvestorRelations@prahs.com or
hodonnell@soleburytrout.com

Christine Rogers
PRA Health Sciences, Inc.
Director, Public Relations
919.786.8463
rogerschristine@prahs.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may underprice contracts or overrun its cost estimates, or fail to receive approval for or experience delays in documenting change orders, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to attract suitable investigators and patients for its clinical trials; the Company may lose key personnel or be unable to recruit experienced personnel; the Company may be unable to maintain information systems or effectively update them; client or therapeutic concentration or competition among clients could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is subject to a number of additional risks associated with its business outside the United States, including changes in tax law, foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union; government regulators or customers may limit the scope of prescriptions or withdraw products from the market; government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies or to manage joint ventures; the Company may be unable to use net operating loss carryforwards; the Company relies on third parties for data, products, services and intellectual property licenses could lead to an inability to access certain data or provide certain services; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 22, 2018. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per diluted share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per diluted share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per diluted share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per diluted share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude  stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures (net of tax), transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense, non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted Net Income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$722,841	$533,724	$1,424,678	$1,021,484
Operating expenses:
Direct costs	381,655	300,611	763,087	588,123
Reimbursable out-of-pocket costs	83,282	75,782	159,723	136,462
Reimbursable investigator fees	63,885	—	128,452	—
Selling, general and administrative expenses	91,169	76,195	182,871	150,463
Transaction-related costs	450	35	(11,128)	75
Depreciation and amortization	28,554	16,101	55,893	31,293
Loss on disposal of fixed assets, net	50	150	36	232
Income from operations	73,796	64,850	145,744	114,836
Interest expense, net	(14,612)	(10,004)	(29,437)	(19,531)
Foreign currency gains (losses), net	476	(14,956)	393	(22,210)
Other income (expense), net	66	(65)	(133)	(205)
Income before income taxes and equity in income of unconsolidated joint ventures	59,726	39,825	116,567	72,890
Provision for income taxes	17,490	10,193	35,144	18,076
Income before equity in income of unconsolidated joint ventures	42,236	29,632	81,423	54,814
Equity in income of unconsolidated joint ventures, net of tax	46	26	74	68
Net income	42,282	29,658	81,497	54,882
Net income attributable to noncontrolling interest	(305)	(112)	(539)	(112)
Net income attributable to PRA Health Sciences, Inc.	$41,977	$29,546	$80,958	$54,770
Net income per share attributable to common stockholders:
Basic	$0.66	$0.47	$1.27	$0.88
Diluted	$0.64	$0.45	$1.22	$0.84
Weighted average common shares outstanding:
Basic	63,874	62,232	63,702	61,908
Diluted	66,078	65,727	66,120	65,586

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$122,854	$192,229
Restricted cash	695	661
Accounts receivable and unbilled services, net	602,860	627,003
Other current assets	81,874	57,131
Total current assets	808,283	877,024
Fixed assets, net	146,931	143,070
Goodwill	1,503,079	1,512,424
Intangible assets, net	743,946	783,836
Other assets	50,669	41,692
Total assets	$3,252,908	$3,358,046
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of borrowings under credit facilities	$—	$91,500
Current portion of long-term debt	28,789	28,789
Accounts payable	65,484	64,635
Accrued expenses and other current liabilities	323,057	317,481
Advanced billings	454,292	469,211
Total current liabilities	871,622	971,616
Long-term debt, net	1,271,841	1,225,397
Deferred tax liabilities	104,809	112,181
Other long-term liabilities	50,513	112,371
Total liabilities	2,298,785	2,421,565
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 64,256,649 and 63,623,950 at June 30, 2018 and December 31, 2017, respectively	643	636
Additional paid-in capital	914,166	905,423
Accumulated other comprehensive loss	(148,579)	(136,470)
Retained earnings	181,553	161,182
Equity attributable to PRA Health Sciences, Inc. stockholders	947,783	930,771
Noncontrolling interest	6,340	5,710
Total stockholders' equity	954,123	936,481
Total liabilities and stockholders' equity	$3,252,908	$3,358,046

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$81,497	$54,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,893	31,293
Amortization of debt issuance costs and discount	1,073	964
Amortization of terminated interest rate swaps	3,610	3,178
Stock-based compensation expense	12,698	4,236
Change in fair value of acquisition-related contingent consideration	(9,684)	75
Unrealized foreign currency (gains) losses	(2,393)	21,920
Deferred income taxes	15,639	(1,290)
Equity in income of unconsolidated joint ventures	(74)	(68)
Other reconciling items	562	1,072
Changes in operating assets and liabilities:
Accounts receivable, unbilled services, and advanced billings	(21,235)	(121,265)
Other operating assets and liabilities	(15,366)	20,940
Payment of acquisition-related contingent consideration	(35,029)	—
Net cash provided by operating activities	87,191	15,937
Cash flows from investing activities:
Purchase of fixed assets	(26,510)	(21,979)
Cash paid for interest on interest rate swap	(308)	(591)
Proceeds from the sale of fixed assets	18	49
Acquisition of Parallel 6, Inc., net of cash acquired	—	(39,484)
Acquisition of Takeda PRA Development Center KK, net of cash acquired	—	2,680
Acquisition of Takeda Pharmaceutical Data Services, Ltd., net of cash acquired	—	437
Net cash used in investing activities	(26,800)	(58,888)
Cash flows from financing activities:
Payment of acquisition-related contingent consideration	(79,663)	(400)
Borrowings on accounts receivable financing agreement	60,000	20,000
Repayments of long-term debt	(14,395)	(15,625)
Borrowings on line of credit	—	30,000
Repayments on line of credit	(91,500)	(30,000)
Taxes paid related to net shares settlement of equity awards	(4,820)	—
Proceeds from stock option exercises	2,243	2,810
Net cash (used in) provided by financing activities	(128,135)	6,785
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	(1,597)	1,806
Change in cash, cash equivalents, and restricted cash	(69,341)	(34,360)
Cash, cash equivalents, and restricted cash, beginning of period	192,890	149,338
Cash, cash equivalents, and restricted cash, end of period	$123,549	$114,978

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to PRA Health Sciences, Inc.	$41,977	$29,546	$80,958	$54,770
Depreciation and amortization	28,554	16,101	55,893	31,293
Interest expense, net	14,612	10,004	29,437	19,531
Provision for income taxes	17,490	10,193	35,144	18,076
EBITDA	102,633	65,844	201,432	123,670
Stock-based compensation expense (a)	6,399	2,307	12,698	4,236
Loss on disposal of fixed assets, net (b)	50	150	36	232
Foreign currency (gains) losses, net (c)	(476)	14,956	(393)	22,210
Other non-operating (income) expense, net (d)	(66)	65	133	205
Equity in income of unconsolidated joint ventures, net of tax	(46)	(26)	(74)	(68)
Transaction-related costs (e)	450	35	(11,128)	75
Acquisition-related costs (f)	335	1,523	390	2,904
Lease termination expense (g)	—	—	68	26
Severance and restructuring charges (h)	(29)	—	804	—
Non-cash rent adjustment (i)	316	502	532	1,152
Other charges (j)	—	—	449	—
Non-operating income attributable to noncontrolling interest	180	68	528	68
Adjusted EBITDA	$109,746	$85,424	$205,475	$154,710

Net income attributable to PRA Health Sciences, Inc.	$41,977	$29,546	$80,958	$54,770
Provision for income taxes	17,490	10,193	35,144	18,076
Amortization of intangible assets	17,982	9,344	36,111	18,169
Amortization of deferred financing costs	539	483	1,073	964
Amortization of terminated interest rate swaps	1,836	1,649	3,610	3,178
Stock-based compensation expense (a)	6,399	2,307	12,698	4,236
Loss on disposal of fixed assets, net (b)	50	150	36	232
Foreign currency (gains) losses, net (c)	(476)	14,956	(393)	22,210
Other non-operating (income) expense, net (d)	(66)	65	133	205
Equity in income of unconsolidated joint ventures, net of tax	(46)	(26)	(74)	(68)
Transaction-related costs (e)	450	35	(11,128)	75
Acquisition-related costs (f)	335	1,523	390	2,904
Lease termination expense (g)	—	—	68	26
Severance and restructuring charges (h)	(29)	—	804	—
Non-cash rent adjustment (i)	316	502	532	1,152
Other charges (j)	—	—	449	—
Non-operating income attributable to noncontrolling interest	180	68	528	68
Adjusted pre-tax income	86,937	70,795	160,939	126,197
Adjusted tax expense (k)	(20,866)	(19,115)	(38,626)	(34,073)
Adjusted net income	$66,071	$51,680	$122,313	$92,124

Diluted weighted average common shares outstanding	66,078	65,727	66,120	65,586

Adjusted net income per diluted share	$1.00	$0.79	$1.85	$1.40

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in millions, except per share amounts)
(unaudited)

	FY 2018
	Adjusted net income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share	$194.0	$200.0	$2.92	$3.02
Adjustments:
Provision for income taxes	62.0	63.0	0.92	0.94
Amortization of intangible assets	72.0	72.0	1.08	1.08
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	6.0	6.0	0.09	0.09
Stock-based compensation expense (a)	26.0	26.0	0.39	0.39
Non-cash rent adjustment (i)	1.0	1.0	0.02	0.02
Adjusted pre-tax income	363.0	370.0	5.45	5.57
Adjusted tax expense (k)	(87.0)	(89.0)	(1.32)	(1.34)
Adjusted net income and adjusted net income per diluted share	$276.0	$281.0	$4.13	$4.23

(a)	Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs.

(b)
(Gain) loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these (gains) losses from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)
Foreign currency losses, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(d)
Other non-operating (income) expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(e)
Transaction-related costs for the three and six months ended June 30, 2018 and 2017 consist of fair-value revaluations of acquisition-related earn-out liabilities and fees associated with the amendment to our accounts receivable financing agreement.

(f)
Acquisition-related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions, the acquisition of Symphony Health, the acquisition of Nextrials, Inc., the acquisition of Parallel 6, Inc., and the integration cost for the Takeda joint venture, as well as costs related to other potential acquisitions to enhance our strategic objectives. Integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(g)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(h)
Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with acquisitions made by the Company.

(i)
We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(j)	Represents charges incurred that are not considered part of our core operating results.

(k)	Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.